Exhibit h(3)
                                                   AMENDMENT TO
                                             ADMINISTRATION AGREEMENT


         This Amendment dated as of September 9, 1999, is entered into by BT INSURANCE FUNDS TRUST (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS,  the Company and Investor  Services Group have entered into an
Administration   Agreement  dated  as  of  December  10,  1998  (as  amended  or supplemented, the "Agreement"); and

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I.       The following is hereby added to Schedule B of the Agreement:

                                              Sales Support Services

Sales literature review and recommendations for compliance with NASD and SEC rules and regulations Preparation of training materials for use by personnel of the Company or the Adviser Preparation of ongoing compliance updates Provision of advice and counsel to the Company with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board

     II. This Amendment shall become effective immediately upon the consummation of the acquisition of Investor Services Group by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.



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         IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of the date and year first written above.

                                                     BT INSURANCE FUNDS TRUST



                                                     By:  /s/Gerald H. Holland


                                                FIRST DATA INVESTOR SERVICES
                                   GROUP, INC.



                               By: /s/James L. Fox